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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 17, 2007




                               COGNEX CORPORATION
             (Exact name of registrant as specified in its charter)
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         Massachusetts                0-17869                04-2713778
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 (State or other jurisdiction of    (Commission           (I.R.S. Employer
  incorporation or organization)    File Number)          Identification No.)


                                One Vision Drive
                        Natick, Massachusetts 01760-2059
          (Address, including zip code, of principal executive offices)


                                 (508) 650-3000
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02: Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Cognex Corporation (the "Company") adopted a new stock option plan, the 2007 Stock Option and Incentive Plan (the "2007 Plan"), in February 2007, which remains subject to the approval of the Company's shareholders at the annual meeting of shareholders to be held on April 18, 2007 (the "Annual Meeting"). The maximum number of shares of the Company's common stock that could be issued under the 2007 Plan is 2,300,000 shares. The Company has determined that, if the 2007 Plan is approved by the Company's shareholders at the Annual Meeting, the Company will reduce the number of shares authorized for issuance under its existing stock option plans by an aggregate of 4,000,000 shares. The reduction would be made from the shares remaining for future issuance under the Company's 1998 Non-Employee Director Stock Option Plan, the 1998 Stock Incentive Plan, and/or the 2001 General Stock Option Plan. As reported in the Company's proxy statement for the Company's Annual Meeting, there were a total of 10,883,676 shares remaining available for future issuance under these three equity compensation plans.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COGNEX CORPORATION

Dated: April 17, 2007                  By: /s/ Richard A. Morin
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                                       Richard A. Morin
                                       Senior Vice President of Finance,
                                       Chief Financial Officer and Treasurer